UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): September 2, 2009

ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	83-0500896
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 360 717 3641

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 2, 2009 the Company entered into a conditional Participation Agreement ("Agreement") where it agreed, subject to the satisfactory outcome of due diligence to be completed within 30 days of the Agreement, inter alia i) to acquire all remaining shares in the share capital of Commodore Asia Holdings Limited from CIC Europe Holding B.V.; ii) to acquire (the rights to) all of the issued shares in the share capital of Commodore International B.V. held by Reunite Investments Inc.; and iii) to acquire all the (rights to) issued shares in the share capital of CIC Europe Holding B.V. held by its board of directors and Reunite Investments Inc.; against the issuance and delivery of 11,020,000 shares in the share capital of the Company and payment of an amount of up to 2,500,000 Euro during the course of business of 2 years commencing on the closing of the respective transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009	ASIARIM CORPORATION

By: /s/ Ben van Wijhe
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Name: Ben van Wijhe
Title: President